                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): January 25, 2001
                             ---------------------

                                LookSmart, Ltd.

            (Exact name of registrant as specified in its charter)

       Delaware                     000-26357                13-3904355
    ---------------                -----------              ------------
   (State or other jurisdiction     (Commission               (IRS Employer
     of incorporation)               File Number)           Identification No.)

               625 Second Street, San Francisco, California         94107
             ------------------------------------------------     ---------
               (Address of principal executive offices)           (Zip Code)

                                 (415) 348-7000
                          ----------------------------
              Registrant's telephone number, including area code

Item 5.  Other Events.

         Included below are financial results and information of the Company for the fiscal quarter and year ended December 31, 2000:

Summary Highlights:

  . Revenue: LookSmart reported fourth quarter 2000 revenue of $30.5 million and full year 2000 revenue of $112.6 million.
  . Listings Growth: Listings revenues of $4.7 million grew 44 percent from the third quarter of 2000. The number of Express Submit listings grew to 30,000 and Subsite Listings grew to 30,000.
  . Cash Operating Losses: Cash operating losses for the fourth quarter of 2000 were $12.9 million and $37.5 million for the full year 2000 (excluding the effects of non-cash compensation and intangible amortization charges).
  . Cash Operating EPS: Cash operating EPS for the fourth quarter 2000 was ($0.14) (excluding the effects of non-cash compensation and intangible amortization charges).
  . Cash: Cash used was $14.0 million during the fourth quarter 2000. LookSmart had a balance of $98.9 million in cash and short-term investments at the end of the fourth quarter of 2000, of which $43.3 million constituted restricted cash under the Joint Venture Agreement with British Telecommunications.

Financial Details:

  . Revenues of $30.5 million for the fourth quarter 2000 grew 65 percent from the fourth quarter 1999, and full year 2000 revenues of $112.6 million grew 130 percent from the full year 1999 revenues of $48.9 million.
  . Cash operating losses (excluding the effects of non-cash compensation and intangible amortization charges) of $12.9 million for the fourth quarter 2000 narrowed 33 percent from the fourth quarter of 1999 loss of $19.3 million. Full year 2000 cash operating losses of $37.5 million narrowed 28 percent from the full year 1999 loss of $51.8 million.
  . LookSmart had a balance of $98.9 million in cash and short-term investments at the end of the fourth quarter of 2000, of which $43.3 million constituted restricted cash under the Joint Venture Agreement with British Telecommunications. Cash used in the fourth quarter of 2000 was $14.0 million.

Results by Business Segment:

Listings Products:
  . Listings revenue of $4.7 million grew 44 percent in the fourth quarter of 2000, representing 16 percent of total revenue. Listings revenues were $0.6 million in the first quarter of 2000, $1.6 million in the second quarter of 2000, and $3.3 million in the third quarter of 2000. Full year 2000 listings revenues were $10.3 million.

  . The number of Express Submit listings grew to 30,000 and Subsite Listings grew to 30,000.
  . The percentage of LookSmart directory listings that generate revenue grew from 0.2 percent in the first quarter of 2000, to 0.4 percent in the second quarter of 2000, to 1.0 percent in the third quarter of 2000, and to 1.7 percent in the fourth quarter of 2000.

Advertising/Syndication
  . Advertising/Syndication revenue was $15.8 million in the fourth quarter of 2000, up 55 percent from $10.2 million in the fourth quarter of 1999. For the full year 2000, advertising/syndication revenue was $64.7 million, up 193 percent from $22.1 during 1999.
  . Revenue per 1,000 pages ("yield") was $17.20, compared to $15.91 in the fourth quarter of 1999 and $23.36 in the third quarter of 2000.
  . Customers: Total customers were 344 at the end of fourth quarter 2000 compared to 347 at the end of the third quarter 2000.
  . Advertising/Syndication revenue as a percentage of total revenue continues to decline from 63 percent in the second quarter of 2000, to 57 percent in the third quarter of 2000, and to 52 percent in the fourth quarter of 2000.

Licensing
  . Licensing revenues were $3.5 million in the fourth quarter of 2000 compared with $5.0 million in the fourth quarter 1999. This represents 11 percent of total revenues, compared to 27 percent of total revenues in the fourth quarter of 1999. Full year 2000 licensing revenues were $19.6 million compared to $19.3 million for the full year 1999.
  . As expected, licensing revenues were cyclically lower in the fourth quarter of 2000 due to the accounting treatment of fixed licensing payments from Microsoft. For further information, see LookSmart's Annual Report or Form 10-K filed with the SEC on March 30, 2000.

ECommerce
  . ECommerce revenues of $6.5 million in the fourth quarter of 2000 grew 96 percent from $3.3 million in the fourth quarter of 1999. Full year 2000 eCommerce revenues of $18.1 million grew 140 percent compared to $7.5 million for the full year 1999.
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                                LOOKSMART, LTD.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)

                                                      Three Months Ended                Twelve Months Ended
                                                         December 31,                      December 31,
                                                --------------   ---------------   -------------  ----------------
                                                    1999              2000            1999              2000
                                                --------------   ---------------   -------------  ----------------
                                                 (unaudited)      (unaudited)                       (unaudited)
Revenues:
     Listings                                               -       $     4,731               -      $     10,261
     Advertising and syndication                  $    10,194            15,775     $    22,076            64,680
     Licensing                                          5,028             3,484          19,255            19,618
     Ecommerce                                          3,292             6,467           7,534            18,063
                                                --------------   ---------------   -------------  ----------------
          Total revenues                               18,514            30,457          48,865           112,622

Cost of revenues:
     Listings                                               -               781               -             1,268
     Advertising and syndication                        1,113             2,027           2,870             5,548
     Ecommerce                                          1,579             3,826           4,048            10,842
                                                --------------   ---------------   -------------  ----------------
          Total cost of revenues                        2,692             6,634           6,918            17,658
                                                --------------   ---------------   -------------  ----------------
Gross profit                                           15,822            23,823          41,947            94,964
                                                --------------   ---------------   -------------  ----------------

Operating expenses:
     Sales and marketing                               24,435            24,701          59,082            84,347
     Product development                                8,371             8,723          26,593            35,699
     General and administrative                         2,318             3,305           8,082            12,448
     Amortization of goodwill and intangibles           1,718             2,101           5,442             7,489
     Amortization of unearned compensation              1,242               915           9,866             3,218
                                                --------------   ---------------   -------------  ----------------
          Total operating expenses                     38,084            39,745         109,065           143,201
                                                --------------   ---------------   -------------  ----------------

          Loss from operations                        (22,262)          (15,922)        (67,118)          (48,237)

Non-operating income (expenses)                         1,400            (7,074)          2,925           (14,190)
                                                --------------   ---------------   -------------  ----------------
          Loss before income taxes                    (20,862)          (22,996)        (64,193)          (62,427)

Income taxes                                              418                28             470               163
                                                --------------   ---------------   -------------  ----------------
          Net loss                                $   (21,280)      $   (23,024)    $   (64,663)     $    (62,590)
                                                ==============   ===============   =============  ================

Historical net loss per common share:

Basic and diluted net loss per share              $     (0.25)      $     (0.25)    $     (1.42)     $      (0.70)
                                                ==============   ===============   =============  ================

Weighted average shares outstanding                    85,555            90,589          45,518            89,111
                                                ==============   ===============   =============  ================

Pro forma net loss excluding non cash
compensation and amortization of goodwill         $   (18,320)      $   (20,008)    $   (49,355)     $    (51,883)
                                                ==============   ===============   =============  ================

Pro forma net loss excluding non cash
compensation and amortization of goodwill per
share                                             $     (0.21)      $     (0.22)    $     (1.08)     $      (0.58)
                                                ==============   ===============   =============  ================

Pro forma operating loss excluding non-cash
compensation and amortization of goodwill         $   (19,302)      $   (12,906)    $   (51,810)     $    (37,530)
                                                ==============   ===============   =============  ================

Pro forma operating loss excluding non-cash
compensation and amortization of goodwill
 per share                                        $     (0.23)      $     (0.14)    $     (1.14)      $     (0.42)
                                                ==============   ===============   =============  ================

                                LOOKSMART, LTD
                     Consolidated Condensed Balance Sheets
                                (in thousands)



                                                                December 31, 1999     December 31, 2000
                                                               -------------------   -------------------
                                                                                         (unaudited)

                           ASSETS

Cash                                                                $    75,971            $   71,628
Short Term Investments                                                   28,038                27,265
Accounts Receivable, net                                                  8,039                18,307
Other Current Assets                                                      5,655                13,266
                                                                 --------------        --------------
Total Current Assets                                                    117,703               130,466

Property, Plant and Equipment, net                                       11,595                13,259
Goodwill and Intangibles, net                                            29,301                31,895
Other Assets                                                              2,920                 6,776

                                                                 --------------        --------------
Total Assets                                                        $   161,519           $   182,396
                                                                 ==============        ==============

            LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts Payable and Accrued Liabilities                            $    18,310            $   29,212
Deferred Revenue - current portion                                       16,705                13,622
                                                                 --------------        --------------
Total Current Liabilities                                                35,015                42,834

Long Term Liabilities                                                     6,952                60,338

                                                                 --------------        --------------
Total Liabilities                                                        41,967               103,172

Total Equity                                                            119,552                79,224

                                                                 --------------        --------------
Total Liabilities and Stockholders' Equity                          $   161,519           $   182,396
                                                                 ==============        ==============

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              LookSmart, Ltd.
                                              (Registrant)

January 26, 2001                              /s/ Ned Brody
----------------                              -------------------------
Date                                          Ned Brody, Chief Financial Officer